EXHBIIT 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-116921) relating to the United Illuminating Company 401(K)/Employee Stock Ownership Plan; (ii) the Registration Statement on Form S-8 (No. 333-107020) relating to the UIL Holdings Corporation Deferred Compensation Plan; (iii) the Registration Statement on Form S-8 (No. 333-107021) relating to the UIL Holdings Corporation 1999 Amended and Restated Stock Plan; (iv) the Registration Statement on Form S-8 (No. 333-156177) relating to the UIL Holdings Corporation 2008 Stock and Incentive Compensation Plan; (v) the Registration Statement on Form S-8 (No. 333-156179) relating to the Amended and Restated United Illuminating Company 401(K)/Employee Stock Ownership Plan of UIL Holdings Corporation; and (vi) the Registration Statement on Form S-3 (No. 333-157854) of United Illuminating Company of our report dated February 22, 2012 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
February 22, 2012

PricewaterhouseCoopers LLP, 125 High Street, Boston, MA 02110
T: (617) 530 5000, F: (617) 530 5001, www.pwc.com/us